UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

APX Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41125	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Westview Avenue

Nashville, TN 37205

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 465-5882

Juan Salvador Agraz 65

Contadero, Cuajimalpa de Morelos

Mexico City, Mexico 05370

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	APXIU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	APXI	The NASDAQ Stock Market LLC
Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	APXIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 13, 2023, the Company (as defined below) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission. This amendment to the Original Form 8-K corrects for the fact that, (a) pursuant to the Purchase Agreement (as defined below), the Sponsor retained 2,013,750 Private Placement Warrants (as opposed to the 3,342,188 Private Placement Warrants previously reported), (b) due to administrative error, (i) Kyle Bransfield did not replace Daniel Braatz as Chairman of the Board and Chief Executive Officer, and (ii) Xavier Martinez did not resign as Chief Financial Officer, and (c) following the redemptions elected in connection with the Extension Amendment Proposal (as defined below), 5,799,120 Public Shares (as defined below) remained outstanding (as opposed to the 10,111,620 Public Shares previously reported). Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 1.01 Entry into a Material Definitive Agreement

Trust Agreement Amendment

On September 7, 2023, as approved by its shareholders at an extraordinary general meeting held on September 7, 2023 (the “EGM”), APx Acquisition Corp. I (the “Company”), and its trustee, Continental Stock Transfer & Trust Company (the “Trustee”), signed an amendment (the “Trust Agreement Amendment”) to the investment management trust agreement dated as of September 7, 2021, to extend the time to complete a business combination (the “Termination Date”) up to three (3) times for an additional one (1) month each time (each, an “Extension”) from September 9, 2023 to December 9, 2023, as approved by the Company’s shareholders in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Articles of Association”), by depositing the lesser of $0.025 per public share or $125,000 (each such payment, an “Extension Payment”) for each one-month extension into the Company’s trust account (the “Trust Account”).

Sponsor Alliance

On September 8, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with the Company’s sponsor, APx Cap Sponsor Group I, LLC (the “Sponsor”) and Templar, LLC and its designees (the “Purchaser”), whereby the Sponsor shall transfer to the Purchaser 3,342,188 of the Company’s class B ordinary shares, $0.0001 par value (the “Founder Shares”) and 6,936,250 private placement warrants (the “Placement Warrants”) purchased at the time of the Company’s initial public offering (“IPO”) pursuant to a Private Placement Warrants Purchase Agreement, dated December 6, 2021. The Sponsor will retain 970,312 Founder Shares and 2,013,750 Placement Warrants. The transfer of Founder Shares and Placement Warrants to the Purchaser pursuant to the Purchase Agreement is referred to as the “Transfer.” The Transfer and all agreements executed in connection with the Transfer (including the transactions contemplated therein) are referred to as the “Sponsor Alliance.”

In connection with the Sponsor Alliance, the Company, its officers and directors, the Sponsor and the Purchaser entered into additional agreements whereby: (a) the Purchaser signed a joinder agreement (the “Joinder Agreement”) to become a party to the Letter Agreement (the “Letter Agreement”) and the Registration Rights Agreement (“Registration Rights Agreement”), both dated December 6, 2021 and entered into in connection with the IPO, among the Company, the Sponsor and certain other shareholders of the Company; and (b) the Letter Agreement was amended by the parties thereto to allow for the Transfer with respect to the Founder Shares (the “Letter Agreement Amendment”). In addition, at the Closing, the Company’s IPO underwriters waived their respective entitlement to the payment of any Deferred Discount (as such term is defined therein) to be paid under the terms of Section 2(c) and Section 5(bb) of the Underwriting Agreement dated December 6, 2021.

As part of the Sponsor Alliance, the Company introduced a change in the board of directors of the Company (“Board”) as follows: Angel Losada Moreno, David Proman and Diego Dayenoff shall tender their resignations as directors, to be effective upon the later of (x) the expiration of all applicable waiting periods under Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 thereunder, and (y) the appointment of their successors to be designated by the Purchaser.

On September 8, 2023, the Company completed the Closing of the Sponsor Alliance after certain closing conditions were met, including but not limited to: (i) the Company’s IPO underwriters having waived their respective entitlement to the payment of any Deferred Discount (as such term is defined therein) to be paid under the terms of Section 2(c) and Section 5(hh) of the Underwriting Agreement dated December 6, 2021; and (ii) the Company obtaining or extending a D&O insurance policy on terms satisfactory to the parties.

In connection with the Sponsor Alliance, on September 8, 2023, the Purchaser caused $125,000 to be deposited into the Trust Account to support the first Extension from September 9, 2023 to October 9, 2023. The Purchaser has agreed to cause to be deposited into the Trust Account an additional $125,000 for each successive month, or portion thereof, that is needed by the Company to complete an initial business combination until December 9, 2023.

The foregoing descriptions of the Trust Agreement Amendment, Purchase Agreement, the Joinder Agreement and the Letter Agreement Amendment do not purport to be complete, are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the EGM held on September 7, 2023, the following proposals were approved: (a) as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination up to three (3) times for an additional one (1) month each time from September 9, 2023 to December 9, 2023 (the “Extension Amendment Proposal”); (b) as an ordinary resolution, an amendment to the Trust Agreement, to extend the Termination Date up to three (3) times for an additional one (1) month each time from September 9, 2023 to December 9, 2023 by depositing the lesser of $0.025 per Public Share or $125,000 into the Company’s Trust Account (the “Trust Agreement Amendment Proposal”); (c) as a special resolution, an amendment to the Articles of Association to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission by removing all limitations in connection with the Company having net tangible assets of at least $5,000,001 (the “NTA Requirement Amendment Proposal”); and (d) as a special resolution, an amendment to the Articles of Association to provide for the right of a holder of the Company’s Class B Shares to convert such shares into Class A ordinary shares, par value $0.0001 per share of the Company (the “Class A Shares”) on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder (the “Founder Share Amendment Proposal”).

A copy of the resolutions adopted by the shareholders at the EGM, which resolutions approved each of the Extension Amendment Proposal, the Trust Agreement Amendment Proposal, the NTA Requirement Amendment Proposal and the Founder Share Amendment Proposal (collectively, the “Charter Amendment”) is attached as Exhibit 3.1 hereto and is incorporated by reference. The Company will file the Charter Amendment with the Cayman Islands Registrar of Companies.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 7, 2023, the Company held the EGM. On August 16, 2023, the record date for the EGM, there were 10,869,083 ordinary shares entitled to be voted at the EGM. This includes 6,556,583 Class A ordinary shares, par value $0.0001 per share (“Public Shares”), and 4,312,500 Class B ordinary shares, par value $0.0001 per share (“Class B Shares” and together with the Public Shares being the issued and outstanding ordinary shares of the Company, referred to as the “Shares”). At the meeting, 9,743,086 or 89.6% of such Shares, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the EGM are as follows:

1. Extension Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination up to three (3) times for one (1) month each time from September 9, 2023, the Termination Date, to December 9, 2023. Approval of the Extension Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Shares voted in person or by proxy at the EGM or any adjournment thereof. The Extension Amendment Proposal received the following votes

FOR	AGAINST	ABSTAIN
8,982,531	760,555	0

2. Trust Agreement Amendment Proposal

Shareholders approved the proposal to amend the Trust Agreement, as an ordinary resolution, to extend the Termination Date up to three (3) times for one (1) month each time from September 9, 2023 to December 9, 2023 by depositing the lesser of $0.025 per public share or $125,000 into the Company’s Trust Account for each Extension. Approval of the Trust Agreement Amendment Proposal required a special resolution under Cayman Islands law, at least sixty-five percent (65%) of such holders of the issued and outstanding Shares voted in person or by proxy at the EGM or any adjournment thereof. The Trust Agreement Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN
8,982,531	760,555	0

3. NTA Requirement Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, an amendment to the Articles of Association to expand the methods that the Company may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission by removing all limitations in connection with the Company having net tangible assets of at least $5,000,001. Approval of the NTA Requirement Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Shares voted in person or by proxy at the EGM or any adjournment thereof. The NTA Requirement Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN
8,982,531	760,555	0

4. Founder Share Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, an amendment to the Articles of Association to provide for the right of a holder of Class B Shares to convert such shares into Class A ordinary shares, par value $0.0001 of the Company prior to the closing of a business combination by the Company. Approval of the Founder Share Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Shares voted in person or by proxy at the EGM or any adjournment thereof. The Founder Share Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN
8,982,531	760,555	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the EGM of shareholders held by the Company on September 7, 2023, 757,463 Public Shares were tendered for redemption, leaving 5,799,120 Public Shares. As a result, $8,248,772.07 (approximately $10.89 per share) will be removed from the Trust Account to pay such holders, without taking into account additional allocation of payments to cover any tax obligation of the Company since that date. After the redemptions, approximately $63,340,058 will remain in the Trust Account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Resolutions adopting the Charter Amendment

10.1	Amendment to the Investment Management Trust Agreement, dated September 7, 2023

10.2	Purchase Agreement, dated September 8, 2023, among the Company, the Sponsor and Purchaser

10.3	Joinder Agreement, dated September 8, 2023

10.4	Letter Agreement Amendment, dated September 8, 2023, between the Company and its resigning officers and directors

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX ACQUISITION CORP. I

Dated: February 7, 2024	By:	/s/ Kyle Bransfield
Name: Kyle Bransfield
Title: Chief Executive Officer

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